EXHIBIT B

Resolutions of the General Partner of

Silver Point Specialty Credit Fund, L.P.

WHEREAS, Silver Point Specialty Credit Fund GP, LLC, the general partner of Silver Point Specialty Credit Fund, L.P. (the “Company”), has reviewed the Company’s Co-Investment Exemptive Application (the “Exemptive Application”), a copy of which is attached hereto as Exhibit A, for an order of the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Sections 17(d) and 57(i) of the Investment Company Act of 1940, as amended (the “Act”), and Rule 17d-1 promulgated under the Act, permitting certain joint transactions that otherwise may be prohibited by Sections 17(d) and 57(a)(4) of the Act;

NOW, THEREFORE, BE IT RESOLVED, that the Chief Executive Officer, the President, the Chief Financial Officer and other officers and authorized signatories of the Company (collectively, the “Authorized Officers”) be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to cause to be executed, delivered and filed with the SEC the Exemptive Application, in substantially the form attached hereto as Exhibit A; and

FURTHER RESOLVED, that the Authorized Officers shall be, and each of them individually hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to cause to be made, executed, delivered and filed with the SEC any amendments to the Exemptive Application and any additional applications for exemptive relief as are determined necessary, advisable or appropriate by any such officers in order to effectuate the foregoing, such determination to be conclusively evidenced by the taking of any such action; and

FURTHER RESOLVED, that all acts and things previously done by any of the Authorized Officers, on or prior to the date hereof, in the name and on behalf of the Company in connection with the foregoing resolutions are in all respects authorized, ratified, approved, confirmed and adopted as the acts and deeds by and on behalf of the Company; and

FURTHER RESOLVED, that any officer of the Company be, and each of them hereby is, authorized, empowered and directed to certify and deliver copies of these resolutions to such governmental bodies, agencies, persons, firms or corporations as such officer may deem necessary and to identify by such officer’s signature or certificate, or in such form as may be required, the documents and instruments presented to and approved herein and to furnish evidence of the approval, by an officer authorized to give such approval, of any document, instrument or provision or any addition, deletion or change in any document or instrument.